EXHIBIT 10.1

ARIZONA STATE LAND DEPARTMENT

1616 WEST ADAMS STREET

PHOENIX, ARIZON 85007

AUCTION STATEMENT

AUCTION NO. 53-121237

SEPTEMBER 10, 2020

I, Patrick W. Smith, acknowledge and say:

I am the authorized representative of Axon Enterprise, Inc., the entity declared to be the highest and best bidder of Arizona State Land Department Public Auction No. 53-121237, bidding $49,100,000 for land located in Maricopa County, and I do hereby irrevocably elect and agree to pay the full balance of the amount bid for the subject land, as well as any additional Selling and Administrative Fees that may be due, within 30 days from the date of the auction.

/s/ Patrick W. Smith9/10/2020

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